EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of The Spectranetics Corporation on Form S-3 of our report dated February 3, 2006, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Spectranetics Corporation for the year ended December 31, 2005.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
May 3, 2006